Exhibit (m) (ii) under Form N-1A
                                          Exhibit (1) under Item 601/Reg. S-K

                                       EXHIBIT A
                                         to the
                                       12b-1 Plan

                        LIBERTY MUNICIPAL SECURITIES FUND, INC.

                                     Class C Shares


     This Plan is adopted by Liberty Municipal Securities Fund, Inc. with respect to the Class of Shares of the Corporation set forth above.

     In compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of .75 of 1% of the average aggregate net asset value of the Class C Shares of Liberty Municipal Securities Fund, Inc. held during the month.

      Witness the due execution hereof this 4th day of May, 1993.


                                    LIBERTY MUNICIPAL SECURITIES
                                              FUND, INC.


                                    By: /s/ J. Christopher Donahue
                                       -------------------------------
                                                            President